MAYTAG CORPORATION

                                   Exhibit 21

                     List of Subsidiaries of the Registrant

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                               MAYTAG CORPORATION

                                   Exhibit 21

                     List of Subsidiaries of the Registrant


The following schedule lists the subsidiaries of Maytag Corporation, a Delaware corporation, as of December 31, 1997.

                                                    State or Country
Corporate Name                                      of Organization
Maytag Appliances Sales Company                     Delaware
D.N. Holdings, Inc.                                 Delaware
  Dixie-Narco, Inc.                                 West Virginia
  Blodgett Holdings, Inc.                           Delaware
    G.S. Blodgett Corporation                       Vermont
       G.S. Blodgett International Limited          Barbados
       Pitco Frialator, Inc.                        New Hampshire
       Frialator International Limited              England
       MagiKitch'n Inc.                             Pennsylvania
       Cloverleaf Properties, Inc.                  Vermont
Maytag Foreign Sales Corporation                    Virgin Islands
The Hoover Company                                  Delaware
  The Hoover Company (Sales)                        Delaware
Maytag International, Inc.                          Delaware
  Maharashtra Investment, Inc.                      Delaware
  Hoover Mexicana S.A. de C.V.                      Mexico
Hoover Holdings Inc.                                Delaware
  Juver Industrial S.A. de C.V.                     Mexico
  Maytag International Limited                      United Kingdom
  Maytag Limited                                    Canada
  Maytag Worldwide N.V.                             The Netherlands Antilles
  AERA LIMITED                                      Hong Kong
  AERA (Hong Kong) PTE LTD                          Singapore
Maytag International Investments, Inc.              Delaware
  Maytag I.I., Inc.                                 Delaware
    Maytag International Investments B.V.           Netherlands
       Hefei Rongshida Co. Ltd. (50.5%)             China
Anvil Technologies LLC (33.77%)                     Delaware

NOTE:  Ownership in subsidiaries is 100% unless otherwise indicated.

Other subsidiaries in the aggregate would not constitute a significant subsidiary.